CHICO'S NEWS RELEASE
[CHICO'S LETTERHEAD]


FOR IMMEDIATE RELEASE

Contact:   Charles J. Kleman
           Chief Financial Officer
Phone:     (239) 274-4105
Fax:       (239) 277-5237


               CHICO'S FAS, INC. ANNOUNCES FIRST QUARTER EARNINGS

-        REVENUES ROSE 29.5% TO A RECORD $169.0 MILLION

-        NET INCOME CLIMBED 18.2% TO A RECORD $23.4 MILLION

-        MAY COMPARABLE STORE SALES TRENDING HIGH SINGLE DIGIT

         FORT MYERS, FL - MAY 29, 2003 - Chico's FAS, Inc. (NYSE: CHS) today announced its financial results for the first quarter ended May 3, 2003.

         Net sales for the first quarter of the current fiscal year increased 29.5% to $169.0 million from $130.5 million for the first quarter ended May 4, 2002. Net income rose 18.2% to $23.4 million, or $.27 cents a diluted share, compared to net income of $19.8 million, or $.23 cents a diluted share (as adjusted for the 2 for 1 stock split in July 2002) in the prior year's first quarter. Comparable store sales for the Company-owned stores increased 7.8% for the thirteen week period ended May 3, 2003 compared to the same thirteen week period last year.

         Scott A. Edmonds, Chico's President and COO commented, "The first quarter's operating margin of 22.1% represents our second best quarterly operating margin in history and is among the highest in the specialty retail sector. To achieve these strong results in a quarter where we saw the war in Iraq, extreme weather patterns, and a struggling economy is again testimony to the strength of the Chico's brand and our management team. During the quarter, we invested an additional 0.6% of operating margin into our marketing efforts to help ensure we maintained strong customer traffic. Last year, front ending of our marketing costs paid off by enabling us to sign up new Passport customers early in the year and seeing these new customers continue their spending throughout the last three quarters. We hope to see similar results this year. We believe that our 7.8% same-store sales increase for this year's first quarter indicates that this increase in marketing proved to be successful in what were more challenging times for specialty apparel. Our balance sheet remains solid with strong balances in cash and marketable securities, no debt, and a lean inventory at $59 per net selling square foot."

         With regard to Pazo, Edmonds stated, "It is too early to draw any conclusions on the Pazo test at this time. We are learning a lot from the Pazo customer and have been making certain changes to both the product assortment and the store presentation. We believe these changes will give us the best chance to achieve an acceptable and financially rewarding customer response. The Pazo test cost us approximately 0.7% in operating margin. We see this as an investment to develop a store concept that may help the company's performance in the future."

         Chico's sells exclusively designed, private-label women's clothing and related accessories. The Company operates 409 women's specialty stores, under the name of Chico's and Pazo, in 41 states and the District of Columbia. The Company owns 368 Chico's front-line stores, 19 Chico's outlet stores and 10 Pazo stores; franchisees own and operate 12 Chico's stores.

         Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

    FOR MORE DETAILED INFORMATION, PLEASE CALL (877) 424-4267 TO LISTEN TO
         CHICO'S MONTHLY SALES INFORMATION AND INVESTOR RELATIONS LINE

    A COPY OF A SLIDE SHOW ADDRESSING CHICO'S RECENT FINANCIAL RESULTS AND
       CURRENT PLANS FOR EXPANSION IS AVAILABLE ON THE CHICO'S WEBSITE AT www.chicos.com IN THE INVESTOR RELATIONS SECTION

     ADDITIONAL INVESTOR INFORMATION ON CHICO'S FAS, INC. IS AVAILABLE FREE
           OF CHARGE ON THE CHICO'S WEBSITE AT www.chicos.com IN THE
                          INVESTOR RELATIONS SECTION


                           (Financial Tables Follow)

                               CHICO'S FAS, Inc.
                          Consolidated Balance Sheets
                                  (Unaudited)


                                                                 MAY 3,               FEBRUARY 1,
                                                                 2003                    2003
                                                             -------------           -------------
                   ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                               $  21,060,273           $   8,753,089
     Marketable securities, at market                          101,022,643              91,195,175
     Receivables                                                 3,420,615               2,226,068
     Inventories                                                44,665,457              44,907,504
     Prepaid expenses                                            6,760,022               6,222,526
     Deferred taxes                                              7,980,000               7,125,000
                                                             -------------           -------------
          TOTAL CURRENT ASSETS                                 184,909,010             160,429,362
                                                             -------------           -------------

PROPERTY AND EQUIPMENT:
     Land and land improvements                                  5,282,677               5,166,394
     Building and building improvements                         20,376,548              19,667,654
     Equipment, furniture and fixtures                          79,225,729              71,769,250
     Leasehold improvements                                     86,243,043              78,792,080
                                                             -------------           -------------
          TOTAL PROPERTY AND EQUIPMENT                         191,127,997             175,395,378
     Less accumulated depreciation and amortization            (40,657,365)            (36,686,235)
                                                             -------------           -------------

          PROPERTY AND EQUIPMENT, NET                          150,470,632             138,709,143
                                                             -------------           -------------

OTHER ASSETS:
     Deferred taxes                                                603,000                  92,000
     Other assets, net                                           3,273,999               2,313,242
                                                             -------------           -------------
          TOTAL OTHER ASSETS                                     3,876,999               2,405,242
                                                             -------------           -------------
                                                             $ 339,256,641           $ 301,543,747
                                                             =============           =============

       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                        $  25,932,355           $  28,488,471
     Accrued liabilities                                        22,919,011              24,803,448
     Accrued income taxes                                       13,855,451               1,396,633
     Current portion of deferred liabilities                       176,255                 171,217
                                                             -------------           -------------
          TOTAL CURRENT LIABILITIES                             62,883,072              54,859,769
                                                             -------------           -------------

NONCURRENT LIABILITIES:
     Deferred liabilities                                        7,874,756               6,550,856
                                                             -------------           -------------
          TOTAL NONCURRENT LIABILITIES                           7,874,756               6,550,856
                                                             -------------           -------------

STOCKHOLDERS' EQUITY:
     Common stock                                                  857,489                 852,823
     Additional paid-in capital                                 69,030,749              63,985,702
     Retained earnings                                         198,476,607             175,109,145
     Accumulated other comprehensive income                        133,968                 185,452
                                                             -------------           -------------
          TOTAL STOCKHOLDERS' EQUITY                           268,498,813             240,133,122
                                                             -------------           -------------
                                                             $ 339,256,641           $ 301,543,747
                                                             =============           =============

                               CHICO'S FAS, Inc.
                       Consolidated Statements of Income
                                  (Unaudited)

                                                               THIRTEEN WEEKS ENDED
                                         ----------------------------------------------------------------
                                                  MAY 3, 2003                          MAY 4, 2002
                                         ---------------------------          ---------------------------
                                                               % OF                                 % OF
                                            AMOUNT             SALES             AMOUNT             SALES
                                         ------------          -----          ------------          -----

Net sales by Company stores              $161,440,522           95.5          $125,264,126           96.0
Net sales by catalog & Internet             5,682,730            3.4             3,581,926            2.8
Net sales to Franchisees                    1,861,345            1.1             1,607,589            1.2
                                         ------------          -----          ------------          -----
   NET SALES                              168,984,597          100.0           130,453,641          100.0

Cost of goods sold                         64,689,213           38.3            48,989,591           37.6
                                         ------------          -----          ------------          -----
   GROSS PROFIT                           104,295,384           61.7            81,464,050           62.4

General administrative and
    store operating expenses               62,284,362           36.9            46,409,208           35.6
Depreciation and amortization               4,624,870            2.7             3,308,276            2.5
                                         ------------          -----          ------------          -----
      INCOME FROM OPERATIONS               37,386,152           22.1            31,746,566           24.3

Interest income, net                          303,310            0.2               153,717            0.1
                                         ------------          -----          ------------          -----
      INCOME BEFORE TAXES                  37,689,462           22.3            31,900,283           24.4

Income tax provision                       14,322,000            8.5            12,123,000            9.2
                                         ------------          -----          ------------          -----
      NET INCOME                         $ 23,367,462           13.8          $ 19,777,283           15.2
                                         ============          =====          ============          =====

   PER SHARE DATA:
   Net income per common
      Share-basic (1)                    $       0.27                         $       0.24
                                         ============                         ============

   Net income per common
      & common equivalent
      share-diluted (1)                  $       0.27                         $       0.23
                                         ============                         ============

   Weighted average common
      shares outstanding-basic (1)         85,512,752                           81,885,902
                                         ============                         ============

   Weighted average common &
      common equivalent shares
      outstanding-diluted (1)              87,183,112                           85,321,810
                                         ============                         ============


(1) Prior year amounts restated to give effect to the 2 for 1 stock split in July 2002.